ENVIRONMENTAL INDEMNITY

               (Riviera Black Hawk Casino in Black Hawk, Colorado)

                  This Environmental Indemnity (as amended, modified or otherwise supplemented from time to time, this "Indemnity") is made and entered into as of July __, 2002, by and among RIVIERA HOLDINGS CORPORATION, a Nevada corporation ("RHC") and Riviera Black Hawk, Inc., a Colorado corporation ("RBH"), as indemnitors (RHC and RBH collectively referred to as "Indemnitors"), and FOOTHILL CAPITAL CORPORATION, having an office at 2450 Colorado Avenue, Suite 3000 West (Attn: Structured Finance Group Manager), Santa Monica, California 90404, in its capacity as the Agent under the Loan Agreement referred to below (together with its successors and assigns, "Agent") for the benefit of the Lender Group referred to below.

                                    RECITALS

                  A. RBH is a wholly-owned subsidiary of RHC and RBH is the present owner of the real property located in Black Hawk, Colorado included in the Collateral and more particularly described on Exhibit A (the "Trust Property").

                  B. RHC, RBH, and the Agent are, contemporaneously with the execution and delivery of this Indemnity, entering into that certain Loan and Security Agreement, dated as of substantially even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among RHC, RBH, and Riviera Operating Corporation (individually and collectively, and jointly and severally, the "Borrower"), the other Restricted Subsidiaries identified therein as the "Guarantors", the lenders identified therein as the "Lenders", and Foothill Capital Corporation as the "Agent". As used herein and in the Loan Agreement, the term "Lender Group" means, individually and collectively, the Agent and the Lenders.

                  C. The Loan Agreement and the Obligations are secured, in part, by RBH's interest in the Trust Property. The Trust Property is secured by that certain Deed of Trust to Public Trustee, Security Agreement, Fixture Filing and Assignment of Rents, Leases and Leasehold Interests, between RBH and the Agent (for the benefit of the Lender Group), dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Deed of Trust").

                  D. The Lender Group has required, as a condition precedent to entering into the Loan Agreement, that Indemnitors shall have executed and delivered this Indemnity in favor of the Agent for the benefit of the Lender Group.

                  NOW, THEREFORE, the parties hereto agree as follows:

         1.   Recitals.  The Recitals are incorporated herein by this reference.
              --------

         2.   Definitions.  Capitalized terms used herein but not otherwise
              -----------
defined shall have the meanings assigned to such terms in the Loan and Security Agreement. For purposes of this Indemnity, the following terms have the meanings set forth below.

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

                  "Adjacent Property" means any property so situated as to pose a risk that a Hazardous Material could spread onto the Trust Property.

                  "Environmental Laws" collectively means and includes any and all applicable present and, other than with respect to Section 3, future local, state and federal law relating to the environment and environmental conditions, including, without limitation, the Colorado Air Quality Control Act, Colo. Rev. Stat.ss.ss. 25-7-101 et seq.; the Colorado Water Quality Control Act, Colo. Rev. Stat.ss.ss. 25-8-101 et seq.; the Hazardous Waste Statute, Colo. Rev. Stat.ss. ss. 25-15-101 et seq.; the Hazardous Waste Sites Cleanup Statute, Colo. Rev. Stat.ss.ss. 25-16-101 et seq.; the Petroleum Storage Tank Statute, Colo. Rev. Stat.ss.ss. 8-20.5-101 et seq.; the Radiation Control Act, Colo. Rev. Stat.ss. ss. 25-11-101 et seq.; the Colorado Hazardous Substance Incidents Statute, Colo. Rev. Stat. ss.ss. 29-22-101 et seq.; the Colorado Hazardous Substances Act of 1973, Colo. Rev. Stat.ss.ss. 25-5-501 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss. 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.ss.ss. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.ss. 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C.ss.ss. 741 et seq.; the Clean Water Act, 33 U.S.C.ss. 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2629, the Safe Drinking Water Act, 42 U.S.C.ss.ss. 300f-300j, or any other similar federal, state or local law of similar effect, each as amended, and any and all regulations, orders, and decrees now or hereafter promulgated thereunder or any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Hazardous Materials" means any substance, material or waste that is or becomes designated or regulated as "toxic", "hazardous", pollutant", or "contaminant" or a similar designation or regulation under any Environmental Law or other federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including, without limitation, asbestos, petroleum products or by-products (including, without limitation, crude oil or any fraction thereof), the group of organic compounds known as polychlorinated biphenyls, radon gas, natural gas, urea formaldehyde, radioactive materials, toxic, infectious, reactive, corrosive, ignitable or flammable chemicals and chemicals known to cause cancer or adverse health effects.

                  "Premises" means the Trust Property, and all improvements now or hereafter located thereon, and all rights and interests of RBH therein.

                  "Remedial Work" means any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature reasonably necessary under any applicable, local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of Hazardous Materials in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Premises (or any portion thereof).

         3. Representations and Warranties. Except as would not constitute a Material Adverse Change or except as otherwise set forth on Schedule 1, each of the Indemnitors represents and warrants that: (1) no Hazardous Material has been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of in, on or under the Trust Property, including, without limitation, the surface and subsurface waters of the Trust Property, except in compliance in all material respects with Environmental Laws; (2) no activity has been undertaken on the Trust Property by Indemnitors, their respective agents, employees, contractors, licensees, guests or tenants or to their knowledge any other Person, which would cause, or has caused, (i) the Trust Property to become a hazardous waste treatment, storage or disposal facility, as such terms are defined and classified under any currently effective Environmental Law, (ii) a release or threatened release of Hazardous Materials on, under, about or from the Trust Property within the meaning of, or otherwise violate, any currently effective Environmental Law (except as expressly permitted in writing by a Governmental Authority), or (iii) the discharge or emission of Hazardous Materials which would require a permit under any currently effective Environmental Law that has not been obtained and is in full force and effect; (3) no conditions caused by Indemnitors, their respective agents, employees, contractors, licensees, guests or tenants or, to their knowledge, any other Person, with respect to the Trust Property cause a violation or support a claim under any currently effective Environmental Law; (4) to the best of Indemnitors' knowledge after due inquiry, no underground storage tanks are located on the Trust Property or have been located on the Trust Property and subsequently removed or filled; (5) with respect to the Trust Property, Indemnitors have not received any notice at any time that it (or any of their tenants or guests) is or was claimed to be in violation of or in non-compliance with the conditions of any currently effective Environmental Law; and (6) there is not now pending or threatened any action, judgment, claim, consent decree, judicial or administrative orders or agreements, or governmental liens with respect to Indemnitors or the Trust Property relating to any currently effective Environmental Law.

     4. Covenants. Each of the Indemnitors covenants: (i) that no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of in, on or under the Trust Property, except in all material respects in compliance with all applicable rules, regulations and laws; (ii) that no activity shall be undertaken on the Trust Property which would cause (A) the Trust Property to become a hazardous waste treatment, storage or disposal facility, as such terms are defined and classified under any Environmental Law, (B) a release or threatened release of Hazardous Materials on, under, about or from the Trust Property within the meaning of, or otherwise violate, any Environmental Law (except as expressly permitted in writing by a governmental authority), or (C) the discharge or emission of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials, that would require a permit under any Environmental Law and for which no such permit has been issued; (iii) that no activity shall be undertaken or permitted to be undertaken by Indemnitors on the Trust Property which would reasonably be expected to result in a violation under any Environmental Law; (iv) that soils excavated during construction and groundwater generated during dewatering activities on the Trust Property shall be handled and disposed of in compliance with Environmental Laws in all material respects;
(v) that if any Remedial Work is required under any applicable Environmental Laws because of or in connection with current or future presence, suspected presence, release or suspected release of a Hazardous Material into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Indemnitors shall promptly commence and diligently prosecute to completion all such Remedial Work; provided that the Remedial Work shall have been approved by any environmental regulatory agency having jurisdiction over such work; (vi) all Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by the Agent and any necessary environmental regulatory agencies and all costs and expenses of such Remedial Work and Agent's or its agents' or representatives' monitoring or review of such Remedial Work (including reasonable attorneys' fees, charges and disbursements) shall be paid by Indemnitors; (vii) if Indemnitors do not timely commence and diligently prosecute to completion the Remedial Work, Agent and its agents and representatives may (but shall not be obligated to) cause such Remedial Work to be performed and Indemnitors agree to bear and shall pay or reimburse Agent (for the benefit of the Lender Group) on demand for all expenses (including reasonable attorneys' fees, charges and disbursements) relating to or incurred by Agent (for the benefit of the Lender Group) and its agents and representatives in connection with monitoring, reviewing or performing any Remedial Work; (viii) Indemnitors shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Materials or Environmental Laws which might impair the value of the Lender Group's security hereunder or under the other Loan Documents, unless such Remedial Work is required to be performed by an environmental regulatory agency under applicable law in which case Indemnitors shall use their best efforts not to impair the value of the Lender Group's security under the Loan Documents; and (ix) promptly following completion of any remedial actions imposed upon Indemnitors under any Environmental Law by a governmental agency in response to a violation of Environmental Laws or any environmental permits, licenses, approvals or authorizations or a release of Hazardous Materials at or from the Trust Property, Indemnitors shall obtain and deliver to the Agent (for the benefit of the Lender Group), either (x) an environmental report in form and substance reasonably acceptable to the Agent from an environmental consultant reasonably acceptable to the Agent, stating that all required action has been taken, and that upon completion of such action, the Trust Property is, to the knowledge of such professional, then in compliance with applicable Environmental Laws, or (y) a statement from the governmental agency that required such action to the effect that all required action has been taken to its satisfaction.

         5. Indemnities. Indemnitors hereby agree to unconditionally indemnify, defend, and hold Lender Group harmless against: (1) any loss, fines, penalties, actions, suits, proceedings, liability, damage, expense or claim incurred in connection with, arising out of, resulting from or incident to the application of any Environmental Law with respect to the Trust Property; (2) any breach of any representation or warranty or the inaccuracy of any representation made by Indemnitors in or pursuant to this Indemnity; (3) any breach of any covenant or agreement made by Indemnitors in or pursuant to this Indemnity; (4) any liability or obligation arising out of CERCLA, any equivalent state statute or any other Environmental Law which may be incurred or asserted against the Lender Group, directly or indirectly, under Environmental Laws, with respect to the Trust Property; and (5) any other loss, liability, damage, expense or claim which may be incurred by or asserted against the Lender Group, directly or indirectly, resulting from the presence of Hazardous Material on the Trust Property, including (A) all foreseeable and unforeseeable consequential damages,
(B) the costs of any required or necessary investigation, repair, cleanup, remediation or detoxification and (C) the costs of the preparation and implementation of any closure, remedial or other remedial plans. Notwithstanding anything herein to the contrary, this Indemnity shall not be construed to impose liability on Indemnitors for Hazardous Materials placed, released or disposed of on the Trust Property or any obligation or liability under Environmental Law (except to the extent caused by the acts or omissions of Indemnitors or their respective agents, employees, contractors, licensees, guests and tenants) (i) after the date of foreclosure, assignment (other than an assignment by the Agent to a successor "Agent" under the Loan Agreement) or sale, (ii) after the acceptance by the Agent (for the benefit of the Lender Group) of a deed in lieu of foreclosure, (iii) during any period during which a receiver appointed upon the request or petition of the Agent (for the benefit of the Lender Group) is in possession of the Trust Property or the Agent (for the benefit of the Lender Group) operates the Trust Property as a mortgagee in possession, or (iv) to the extent such liability arises from the gross negligence or willful misconduct of the Agent (for the benefit of the Lender Group) or any indemnitee hereunder.

         6. Duration of Indemnity. The duration of Indemnitors' obligations hereunder shall cease upon (i) payment in full in cash of all Obligations and the irrevocable termination of all commitments of the Lender Group to extend credit under the Loan Agreement and/or (ii) the release of the Deed of Trust; provided, however, that Indemnitors' obligations with respect to Sections 5 and 9 shall not cease until the expiration of the statute of limitations period applicable to the subject matter of the underlying claim.

         7. Notices from Indemnitors. Indemnitors shall, promptly after obtaining knowledge thereof, advise the Agent (for the benefit of the Lender Group) in writing of: (i) any governmental or regulatory actions instituted or threatened in writing under any Environmental Law affecting the Trust Property or this Indemnity or any requirement by a government or regulatory agency to take  material  response  action  with  respect  to the  presence  of  Hazardous
Materials on the Trust Property, including, without limitation, any notice of inspection (other than routine inspections), abatement or noncompliance; (ii) all claims made or threatened in writing by any third party against Indemnitors or the Trust Property relating to any Hazardous Material or a violation of an Environmental Law with respect to the Trust Property; (iii) Indemnitors' discovery of any occurrence or condition on the Trust Property or any Adjacent Property that would reasonably be expected to subject Indemnitors or the Trust Property to (A) a material claim under any Environmental Law or (B) any restriction on ownership, occupancy, transferability or material change in use of the Trust Property under any Environmental Law; and (iv) the commencement of any Remedial Work. Indemnitors shall deliver to the Agent (for the benefit of the Lender Group) such documentation or records as the Agent may reasonably request and that are susceptible of being obtained by Indemnitors relating to the Trust Property in relation to any Environmental Law without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same. Agent, for the benefit of the Lender Group, may join and participate in, as a party if it so determines, any legal or administrative proceeding or action concerning the Premises under any Environmental Law. Indemnitors agree to bear and shall pay or reimburse Agent (for the benefit of the Lender Group) on demand for all expenses (including reasonable attorneys' fees, charges and disbursements) relating to or incurred by Agent (for the benefit of the Lender Group) in connection with any such action or proceeding.

         8. Notice of Claims Against Indemnitees. The Agent (for the benefit of the Lender Group) agrees that it shall provide Indemnitors with written notice of any claim or demand that the Agent (for the benefit of the Lender Group) has determined could give rise to a right of indemnification under this Indemnity;

provided that the failure to give any such notice shall not limit Indemnitors' obligations hereunder. Such notice shall be given a reasonable time after the Agent (for the benefit of the Lender Group) becomes aware of the relevant facts and shall specify, to the best of the Agent's knowledge, the facts giving rise to the alleged claim, and the amount, to the extent determinable, of liability for which indemnity is asserted. Indemnitors agree that in any action, suit or proceeding brought against the Lender Group, the Lender Group may be represented by counsel chosen by the Lender Group, without affecting or otherwise impairing this Indemnity and, to the extent fees and disbursements to such counsel are reasonably incurred in protecting the Lender Group's interests, to pay such fees and disbursements. The Agent (for the benefit of the Lender Group) agrees that, as to any action, suit or proceeding for which Indemnitors have acknowledged in writing and undertaken its obligation to indemnify, defend and hold the Lender Group harmless with respect thereto, the Agent (for the benefit of the Lender Group) will not settle or otherwise compromise any such action, suit or proceeding without the prior written consent of Indemnitors, which consent shall not be unreasonably withheld, conditioned, or delayed. If, as to any such action, suit or proceeding for which Indemnitors have acknowledged in writing and undertaken their obligation to indemnify, defend and hold the Lender Group harmless with respect thereto, without obtaining the prior written consent in writing of Indemnitors, the Agent (for the benefit of the Lender Group) compromises or otherwise settles such action, suit or proceeding, any such compromise or settlement without the consent of Indemnitors shall not be binding upon Indemnitors. Each of the Indemnitors agrees that it will not settle or compromise such action, suit or proceeding without the prior written consent of Agent (for the benefit of the Lender Group), which consent may be given, conditioned, or withheld by the Lender Group in its good faith business judgment.

         9.  Payment of the  Agent's  Expenses.  If after  notice of claim under
Section 8 the Agent (for the benefit of the Lender Group) retains counsel for advice or other representation in connection with (i) any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender Group, Indemnitors, or any other party, including any governmental agency charged with enforcement of any Environmental Law) in any way relating to this Indemnity, or
(ii) efforts initiated in good faith to enforce this Indemnity, then all of the reasonable attorneys' fees arising from such services and all related expenses and court costs shall be payable by Indemnitors within thirty (30) days after written demand.

         10. Environmental Inspections. With written notice during regular business hours (or with such notice and upon such terms as are reasonable in light of the circumstances), the Agent (and/or its agents, employees and consultants) may enter the Trust Property to ascertain its environmental condition and with the reasonable belief that there has been, or could be, a release or threatened release of Hazardous Materials or a violation of Environmental Laws, may sample building materials, take soil samples and/or test borings, and otherwise inspect the Trust Property. The Agent (and/or its agents, employees and consultants) shall conduct such inspection in a reasonable manner so as to not unduly disrupt the operation of Indemnitors and their guests and tenants.

         11. Obligations Absolute; Waivers. Except as otherwise provided in Sections 5, 6, and 8, the obligations of Indemnitors hereunder shall remain in full force without regard to, and shall not be impaired by the following, any of which may be taken in such manner, upon such terms and at such times as the Agent, in accordance with the terms of the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing, deems advisable, without the consent of, or notice to, Indemnitors (except to the extent that it may be entitled to consent or notice, in its capacity as an Issuer or Subsidiary Guarantor, as applicable), nor shall any of the following give Indemnitors any recourse or right of action against Lender Group: (i) any express amendment, modification, renewal, addition, supplement, extension or acceleration of or to the Obligations or the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing (including, without limitation, this Indemnity, unless expressly agreed by the parties hereto in writing); (ii) any exercise or non-exercise by the Lender Group of any right or privilege under the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing; (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Indemnitors, or any affiliate of Indemnitors, or any action taken with respect to this Indemnity by any trustee or receiver, or by any court, in any such proceeding, whether or not Indemnitors shall have had notice or knowledge of any of the foregoing; (iv) any release, waiver or discharge of Indemnitors (other than under this Indemnity) or any endorser or other guarantor from liability under any of the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing or Indemnitors' grant to the Agent (for the benefit of the Lender Group) of a security interest, Lien or encumbrance in any of Indemnitors' property; (v) unless expressly agreed by the parties hereto in writing, any subordination, compromise, settlement, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of the Loan Agreement, this Indemnity (unless expressly agreed to by the parties hereto in writing), any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing or any collateral described in the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing or otherwise, or any substitution with respect thereto; (vi) any assignment or other transfer of the Loan Agreement, this Indemnity, any other Loan Document, or any other document entered into by Indemnitors in connection with the foregoing, in whole or in part; (vii) any acceptance of partial performance of any of the obligations of Indemnitors under the Loan Agreement, this Indemnity, any other Loan Document, or any other document entered into by Indemnitors in connection with the foregoing; (viii) any consent to the transfer of any collateral described in the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing or otherwise; and (ix) any bid or purchase at any sale of the collateral described in the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing.

         Except as otherwise provided in Sections 5, 6, and 8, the Indemnitors unconditionally waive any defense to the enforcement of this Indemnity, including, without limitation: (1) all presentments, demands (except as provided herein and in the Loan Documents), demands for performance, notices of nonperformance, protests, notices of protest, dishonor, nonpayment, partial payment or default, notices of acceptance of this Indemnity and all other notices and formalities to which the Indemnitors may be entitled; (2) any right to require the Lender Group to proceed against any guarantor or to proceed against or exhaust any collateral described in the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing or to pursue any other remedy whatsoever; (3) the defense of any statute of limitations affecting the liability of Indemnitors hereunder, the liability of Indemnitors or any guarantor under the Loan Agreement, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing, or the enforcement hereof, to the extent permitted by law; (4) any defense arising by reason of any invalidity or unenforceability of the Loan Agreement, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing or any guarantor or of the manner in which the Lender Group has exercised its remedies under the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing; (5) any defense based upon any election of remedies by the Lender Group, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies (including, but not limited to, remedies relating to real property or personal property security) that destroys or otherwise impairs the rights of Indemnitors to proceed against any other Indemnitors or any other guarantor for reimbursement, or both; (6) any duty of the Lender Group to advise Indemnitors of any information known to the Lender Group regarding the financial condition of any guarantor or of any other circumstance affecting any guarantor's ability to perform its obligations to the Lender Group, it being agreed that Indemnitors assume the responsibility for being and keeping informed regarding such condition or any such circumstances;
(7) any right of subrogation and any rights to enforce any remedy that the Lender Group now has or may hereafter have against any guarantor and any benefit of, and any right to participate in, any security now or hereafter held by the Lender Group, until all Obligations under the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing have been fully paid and indefeasibly performed; and (8) to the extent permitted by law, any right to assert against the Lender Group any legal or equitable defense, counterclaim, set-off or crossclaim that it may now or at any time or times hereafter have against any other Indemnitors.

         12. No Waiver. Indemnitors' obligations hereunder shall in no way be impaired, reduced or released by reason of the Lender Group's omission or delay to exercise any right described herein or in connection with any notice (except for notices required of the Agent (for the benefit of the Lender Group) pursuant to this Indemnity), demand, warning or claim regarding violations of any Environmental Laws governing the Trust Property, except as expressly provided in
Section 5 hereof.

         13.      Recourse.
                  --------

                  (a) Each of the Indemnitors agrees that the obligations of Indemnitors hereunder are separate, independent of and in addition to Indemnitors' respective obligations under the Loan Agreement or any other Loan Document.

                  (b) Indemnitors agree that a separate action may be brought to enforce the provisions of this Indemnity, which shall in no way be deemed to be an action on the Obligations, whether or not the Lender Group would be entitled to a deficiency judgment following a judicial foreclosure or sale under any Deed of Trust. Indemnitors waive any right to require that any action be brought by the Lender Group against Indemnitors or any other Person, or that any other remedy under the Loan Agreement, this Indemnity, any other Loan Document, or any other document entered into by Indemnitors in connection with the foregoing be exercised. The Lender Group may, at its option, proceed against Indemnitors in the first instance to collect monies when due or to obtain performance under this Indemnity, without first proceeding against Indemnitors or any other indemnitors or any other Person and without first resorting to any other indemnity, the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing or any other remedy under the Loan Agreement, this Indemnity, any Loan Document, or any other document entered into by Indemnitors in connection with the foregoing.

                  (c) This Indemnity is not given as additional security for the Obligations and is entirely independent of the Obligations (except as provided in Section 5), and shall not be measured or affected by any amounts at any time owing under the other Loan Documents, the sufficiency or insufficiency of any collateral (including without limitation the Premises) given to the Lender Group to secure repayment of the Obligations, or the consideration given by the Lender Group or any other party in order to acquire the Premises or any portion thereof. None of the obligations of Indemnitors hereunder shall be in any way secured by the lien of the Deed of Trust or any other Loan Document.

         14. Successors and Assigns. Subject to the provisions of Sections 5 and 6, this Indemnity shall be continuing, irrevocable and binding on Indemnitors and their respective successors and assigns, and this Indemnity shall be binding upon and shall inure to the benefit of each member of the Lender Group and its respective successors and assigns. The death or dissolution of Indemnitors shall not affect this Indemnity or any of Indemnitors' obligations hereunder. It is agreed by Indemnitors that their liabilities hereunder are not contingent on the signature of any other indemnitor under any other indemnity.

         15. Notices. All notices, demands and other communications under this Indemnity shall be given in accordance with Section 12 of the Loan Agreement.

         16. Entire Agreement. This Indemnity constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Indemnity.

         17. Amendment and Waiver. This Indemnity may not be amended except by a writing signed by all the parties, nor shall observance of any term of this may be waived except with the written consent of the Lender Group or the Agent (for the benefit of the Lender Group).

         18. Governing Law. This Indemnity and any claims or disputes relating thereto shall be governed and construed in accordance with the laws of the State of CALIFORNIA, without regard to the principles of conflict of laws thereof.

         19. Counterparts. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

         20. Severability. All provisions contained in this Indemnity are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Indemnity.

         21. Headings. The descriptive headings of the Sections of this Indemnity are inserted for convenience only and do not constitute a part of this Indemnity.

         22. Joint and Several Liability. Each of the undersigned Indemnitors shall be jointly and severally liable for all obligations, costs, indemnities, expenses and other liabilities of Indemnitors under this Agreement.

         23. Attorney's Fees. If the Lender Group, or someone on its behalf, retains the services of any attorney in connection with this Agreement, Indemnitor shall pay the costs and reasonable attorneys' fees thereby incurred. The Lender Group may employ an attorney of Agent's own choice.

         24. Interest. In the event that the Lender Group incurs any obligations, costs or expenses under this Agreement, Indemnitors shall pay such costs, obligations and expenses immediately, on demand. If such payment is not received within twenty (20) days after demand thereof, interest on such amount shall, after the expiration of such twenty (20) day period, accrue at the rate of eighteen percent (18%), or the maximum rate permitted by law, whichever is less, until such amount, plus interest, is paid in full.

         25. Jurisdiction and Venue. Agent (for the benefit of the Lender Group) and Indemnitors irrevocably and unconditionally agree to submit to the exclusive jurisdiction of the state courts and United States federal courts sitting in the County of Los Angeles, State of California for any actions, suits or proceedings arising out of or relating to this Indemnity. Agent (for the benefit of the Lender Group) and Indemnitors further irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Indemnity in the state courts and United States federal courts sitting in the County of Los Angeles, State of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         26. Waiver of Jury Trial. To the fullest extent permitted by law, Agent (for the benefit of the Lender Group) and Indemnitors each waives any right to have a jury participate in resolving any dispute whether sounding in contract, tort or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Indemnity. Any such disputes shall be resolved in a bench trial without a jury.

                            [Signature Page Follows]

       IN WITNESS WHEREOF, this Environmental Indemnity has been executed as of the date first above written.



AGENT (FOR THE BENEFIT
 OF THE LENDER GROUP):                FOOTHILL CAPITAL CORPORATION, as Agent for
                                      the Lender Group

                                      By:
                                     ------------------------------------------
                                      Name:
                                     Title:



INDEMNITORS:                         RIVIERA HOLDINGS CORPORATION,
                                     a Nevada corporation


                                      By:
                                     ------------------------------------------
                                      Name:
                                     Title:


                                     RIVIERA BLACK HAWK, INC.,
                                     a Colorado corporation


                                     By:
                                     ------------------------------------------
                                      Name:
                                     Title:








                                      Signature Page

                                   SCHEDULE 1


                         Hazardous Materials Disclosure

                                      None.






                                 Schedule 1-1

                                    EXHIBIT A


   Lot 1, Block 1, Riviera Hotel and Casino Black Hawk, Minor Subdivision, Together with Permanent Subterranean Easement, as described in Agreement recorded May 7, 1999, in Book 669, Page 355, and re-recorded May 26, 1999, in
             Book 671, Page 54, County of Gilpin, State of Colorado


            Also known as: 444 Main Street, Black Hawk, Colorado 80422













                                 Exhibit A